Sub-Item 77c
Matters Submitted to a Vote of
Shareholders

There was a Special Meeting in lieu
of Annual Meeting of Shareholders of the Russell Investment Company held at
909 A Street, Tacoma, Washington on
October 3, 2007, which was adjourned
until October 25, 2007.  The October 25,
2007 meeting was adjourned until
November 9, 2007.

The result of each vote accompany the
description of each matter.

Election of Officers
Vote:
Greg Stark
For                Against
6,275,366,242.443  238,500,496.197
Thaddas L. Alston
For                Against
6,275,783,094.828  238,083,643.812
Kristianne
For                Against
6,438,961,734.968  74,905,003.672
Daniel P. Connealy
For                Against
6,441,243,550.495  72,623,188.145
Jonathan Fine
For                Against
6,434,295,116.486  79,571,622.154
Raymond P. Tennison, Jr.
For 	           Against
6,439,922,643.918  73,944,094.722
Jack R. Thompson
For                Against
6,441,278,003.434  72,588,735.206
Julie W. Weston
For                Against
6,440,367,146.888  73,499,591.752

Approve Changes to the Liquidation
Provision of the Master Trust
Agreement.
Vote:
Russell Multi-Manager Principal
Protected Fund
For            Against     Abstain
1,187,048.000  109,196.000 100,481.000

Approve Changes to the Reorganization of
Master Trust Agreement.
Vote:
Russell Multi-Manager Principal
Protected Fund
For           Against     Abstain
1,199,888.000 103,878.000 92,959.000